EXHIBIT A - JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13D filed herewith is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) (1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Date: June 30, 2005

HUTCHISON WHAMPOA LIMITED

HUTCHISON TELECOMMUNICATIONS INVESTMENT

    HOLDINGS LIMITED

NEW BRILLIANT HOLDINGS LIMITED

By:	/s/ Susan Chow
Name:	Susan Chow
Title:	Director

CHEUNG KONG (HOLDINGS) LIMITED
CONTINENTAL REALTY LTD
KAM CHIN INVESTMENT S.A.
SHINING HEIGHTS PROFITS LIMITED
WHITE RAIN ENTERPRISES LIMITED
POLYCOURT LIMITED
RICHLAND REALTY LIMITED
TOP WIN INVESTMENT LIMITED
HALDANER LIMITED
WINBO POWER LIMITED
GOOD ENERGY LIMITED
ORIENTAL TIME INVESTMENT LIMITED
WELL KARIN LIMITED
FUMANDA LIMITED
HARVESTIME HOLDINGS LIMITED
HARROWGATE INVESTMENTS LIMITED
HISLOP RESOURCES LIMITED
MIRABOLE LIMITED
WEALTH PLEASURE LIMITED
GUIDEFIELD LIMITED
HEY DARLEY LIMITED

By:	/s/ Edmond Ip
Name:	Edmond Ip
Title:	Director